Exhibit 23(a)

                        SELIGMAN VALUE FUND SERIES, INC.

                             ARTICLES SUPPLEMENTARY

            Seligman Value Fund Series, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation") and registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: (a) The total number of shares of capital stock of all classes of the Seligman Large-Cap Value Fund of the Corporation (the "Large-Cap Value Series") which the Corporation has authority to issue is 1,000,000,000 shares, which were previously classified by the Board of Directors of the Corporation into five classes designated as Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class I Common Stock of the Large-Cap Value Series. The number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class I Common Stock of the Large-Cap Value Series each consisted of the sum of x and y, where x equaled the issued and outstanding shares of such class and y equaled one-fifth of the authorized but unissued shares of Common Stock of all sub-classes; provided that at all times the aggregate authorized, issued and outstanding shares of Class A, Class B, Class C, Class D and Class I Common Stock of the Large-Cap Value Series did not exceed the authorized number of shares of Common Stock of the Large-Cap Value Series; and, in the event application of the formula above would have resulted, at any time, in fractional shares, the applicable number of authorized shares of each class was to have been rounded down to the nearest whole number of shares of such class.

            (b): Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has reclassified the unissued shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class I Common Stock of the Large-Cap Value Series into the following subclasses, has provided for the issuance of shares of such classes and has set the following terms of such classes:

            (1) The total number of shares of all classes of stock which the Large-Cap Value Series has authority to issue is 1,000,000,000 shares of common stock ("Shares") of the par value of $.001 each having an aggregate par value of $1,000,000. The Common Stock of the Large-Cap Value Series shall have six classes of shares, which shall be designated Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class I Common Stock and Class R Common Stock. The number of authorized shares of Class A Common Stock, of Class B Common Stock, of Class C Common Stock, of Class D Common Stock, of Class I Common Stock and of Class R Common Stock of the Large-Cap Value Series shall each consist of the sum of x and y, where x equals the issued and outstanding shares of such class and y equals one-sixth of the authorized but unissued shares of Common Stock of all classes; provided that at all


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

      times the aggregate authorized, issued and outstanding shares of Class A, Class B, Class C, Class D, Class I and Class R Common Stock of the Large-Cap Value Series shall not exceed the authorized number of shares of Common Stock of the Large-Cap Value Series (i.e., 1,000,000,000 shares of Common Stock until changed by further action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law, or any successor provision); and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each class shall be rounded down to the nearest whole number of shares of such class. Any subclass of Common Stock of the Large-Cap Value Series shall be referred to herein individually as a "Large-Cap Value Class" and collectively, together with any further class or classes from time to time established, as the "Large-Cap Value Classes".

            (2) All Large-Cap Value Classes shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

                  (A) Class A shares may be subject to such front-end sales
            charges and such contingent deferred sales charges as may be established by the Board of Directors from time to time in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (B) Class B shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD. Subject to subsection
            (H) below, each Large-Cap Value Class B share shall convert automatically into Large-Cap Value Class A shares on the last business day of the month that precedes the eighth anniversary of the date of issuance of such Large-Cap Value Class B share; such conversion shall be effected on the basis of the relative net asset values of Large-Cap Value Class B shares and Large-Cap Value Class A shares as determined by the Corporation on the date of conversion.

                  (C) Class C shares may be subject to such front-end sales
            charges and such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

                  (D) Class D shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.


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

                  (E) Class I shares will not be subject to any front-end sales loads or contingent deferred sales charges.

                  (F) Class R shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

                  (G) Expenses related solely to a particular Large-Cap Value
            Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Large-Cap Value Classes) shall be borne by that Large-Cap Value Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Large-Cap Value Class.

                  (H) At such time as shall be permitted under the Investment
            Company Act, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to the Corporation, and as may be determined by the Board of Directors and disclosed in the then current prospectus of the Large-Cap Value Series, shares of a particular Large-Cap Value Class may be automatically converted into shares of another Large-Cap Value Class; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under Federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

                  (I) As to any matter with respect to which a separate vote of any Large-Cap Value Class is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (G) above), such requirement as to a separate vote by the Large-Cap Value Class shall apply in lieu of single Large-Cap Value Class voting, and, if permitted by the Investment Company Act or any rules, regulations or orders thereunder and the Maryland General Corporation Law, the Large-Cap Value Classes shall vote together as a single Large-Cap Value Class on any such matter that shall have the same effect on each such Large-Cap Value Class. As to any matter that does not affect the interest of a particular Large-Cap Value Class, only the holders of shares of the affected Large-Cap Value Class shall be entitled to vote.

            SECOND: (a) The total number of shares of capital stock of all classes of the Seligman Small-Cap Value Fund of the Corporation (the "Small-Cap Value Series") which the Corporation has authority to issue is 1,000,000,000 shares, which were


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

previously classified by the Board of Directors of the Corporation into five classes designated as Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class I Common Stock of the Small-Cap Value Series. The number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class I Common Stock of the Small-Cap Value Series each consisted of the sum of x and y, where x equaled the issued and outstanding shares of such class and y equaled one-fifth of the authorized but unissued shares of Common Stock of all classes; provided that at all times the aggregate authorized, issued and outstanding shares of Class A, Class B, Class C, Class D and Class I Common Stock of the Small-Cap Value Series did not exceed the authorized number of shares of Common Stock of the Small-Cap Value Series; and, in the event application of the formula above would have resulted, at any time, in fractional shares, the applicable number of authorized shares of each class was to have been rounded down to the nearest whole number of shares of such class.

            (b): Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of capital stock of the Corporation, the Board of Directors has reclassified the unissued shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock and Class I Common Stock of the Small-Cap Value Series into the following subclasses, has provided for the issuance of shares of such classes and has set the following terms of such classes:

            (1) The total number of shares of all classes of stock which the Small-Cap Value Series has authority to issue is 1,000,000,000 shares of common stock ("Shares") of the par value of $.001 each having an aggregate par value of $1,000,000. The Common Stock of the Small-Cap Value Series shall have six classes of shares, which shall be designated Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D Common Stock, Class I Common Stock and Class R Common Stock. The number of authorized shares of Class A Common Stock, of Class B Common Stock, of Class C Common Stock, of Class D Common Stock, of Class I Common Stock and of Class R Common Stock of the Small-Cap Value Series shall each consist of the sum of x and y, where x equals the issued and outstanding shares of such class and y equals one-sixth of the authorized but unissued shares of Common Stock of all classes; provided that at all times the aggregate authorized, issued and outstanding shares of Class A, Class B, Class C, Class D, Class I and Class R Common Stock of the Small-Cap Value Series shall not exceed the authorized number of shares of Common Stock of the Small-Cap Value Series (i.e., 1,000,000,000 shares of Common Stock until changed by further action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law, or any successor provision); and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each class shall be rounded down to the nearest whole number of shares of such class. Any class of Common Stock of the Small-Cap Value Series shall be referred to herein individually as a "Small-Cap Value Class" and collectively, together with any further class or classes from time to time established, as the "Small-Cap Value Classes".


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

            (2) All Small-Cap Value Classes shall represent the same interest in the Corporation and have identical voting, dividend, liquidation, and other rights; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

                  (A) Class A shares may be subject to such front-end sales
            charges and such contingent deferred sales charges as may be established by the Board of Directors from time to time in accordance with the Investment Company Act and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                  (B) Class B shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD. Subject to subsection
            (H) below, each Small-Cap Value Class B share shall convert automatically into Small-Cap Value Class A shares on the last business day of the month that precedes the eighth anniversary of the date of issuance of such Small-Cap Value Class B share; such conversion shall be effected on the basis of the relative net asset values of Small-Cap Value Class B shares and Small-Cap Value Class A shares as determined by the Corporation on the date of conversion.

                  (C) Class C shares may be subject to such front-end sales
            charges and such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

                  (D) Class D shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

                  (E) Class I shares will not be subject to any front-end sales loads or contingent deferred sales charges.

                  (F) Class R shares may be subject to such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD.

                  (G) Expenses related solely to a particular Small-Cap Value
            Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Small-Cap Value Classes) shall be borne by that Small-Cap Value Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends,


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

            distribution and liquidation rights of the shares of that Small-Cap Value Class.

                  (H) At such time as shall be permitted under the Investment
            Company Act, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to the Corporation, and as may be determined by the Board of Directors and disclosed in the then current prospectus of the Small-Cap Value Series, shares of a particular Small-Cap Value Class may be automatically converted into shares of another Small-Cap Value Class; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under Federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

                  (I) As to any matter with respect to which a separate vote of any Small-Cap Value Class is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (G) above), such requirement as to a separate vote by the Small-Cap Value Class shall apply in lieu of single Small-Cap Value Class voting, and, if permitted by the Investment Company Act or any rules, regulations or orders thereunder and the Maryland General Corporation Law, the Small-Cap Value Classes shall vote together as a single Small-Cap Value Class on any such matter that shall have the same effect on each such Small-Cap Value Class. As to any matter that does not affect the interest of a particular Small-Cap Value Class, only the holders of shares of the affected Small-Cap Value Class shall be entitled to vote.

      THIRD: These Articles Supplementary do not change the total number of authorized shares of the Corporation.


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

            IN WITNESS WHEREOF, SELIGMAN VALUE FUND SERIES, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and witnessed by its Secretary, and each of said officers of the Corporation has also acknowledged these Articles Supplementary to be the corporate act of the Corporation and has stated under penalties of perjury that to the best of his knowledge, information and belief that the matters and facts set forth with respect to approval are true in all material respects, all on April 7, 2003.

                                     SELIGMAN VALUE FUND SERIES, INC.


                                     By:   /s/ Brian T. Zino
                                        ---------------------------------------
                                               Brian T. Zino, President
Witness:


         /s/ Frank J. Nasta
----------------------------------------
         Frank J. Nasta, Secretary


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